EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-49810, No. 333-106151, No. 333-106152, No. 333-106153, No.
333-49810 and Form S-3 No. 333-110090 and 333-111092) of our report dated March 14, 2003 with respect to the consolidated financial statements and schedule of Tarrant Apparel Group and subsidiaries for the years ended December 31, 2001 and 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                  /s/ ERNST & YOUNG LLP



Los Angeles, California
April 2, 2004